THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES THAT MAY BE ACQUIRED PURSUANT TO THIS CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS CONVERTIBLE PROMISSORY NOTE AND SUCH OTHER SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT AND LISTING APPLICATION IN EFFECT WITH RESPECT TO THIS CONVERTIBLE PROMISSORY NOTE OR SUCH OTHER SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND LISTING NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

CONVERTIBLE PROMISSORY NOTE

US $ 18,000	October 18, 2019

FOR VALUABLE CONSIDERATION received, Imperalis Holding Corp., a Nevada corporation (the “Company”), and having an address at 30 N. Gould Street, Suite 11023, Sheridan, WY 82801, hereby promises to pay to the order of Intermarket Associates LLC (the “Holder”), at 24771 Rittenhouse Circle, Laguna Hills, CA 92653, or such other place as may be designated by Holder to the Company in writing, as directed by Holder, the aggregate sum of ___Thousand ___Hundred ___Dollars and ___Cents ($ 18,000 ), upon the terms and conditions hereinafter set forth, and shall accrue interest thereon at the rate of ten percent (10%) per annum.

1.	Principal. The principal amount of this Note is ___Thousand ___Hundred ___Dollars and ___Cents

($ 18,000 ) (the “Principal”). Said funds were loaned to or advanced and paid out by the Holder for the benefit of the Company for Company’s operational expenses:

2.                        Payment Terms & Maturity. The Company promises to pay to Holder the balance of Principal, together with accrued and unpaid interest, if any, in One Year on October 18, 2020, unless this Note is earlier prepaid as herein provided or earlier converted into Common Stock (as hereinafter defined) of the Company pursuant to this Note. All payments hereunder shall be made in lawful money of the United States of America. Payment shall be credited first to the accrued interest then due and payable, and the remainder to Principal.

3.	Conversion of this Note.

(a)                    At the option of Holder or Company, this Note may be converted into shares of the Company’s common stock (“Common Stock”), fully paid and nonassessable, at the Note conversion rate of $0.005 per share of said Common Stock.

(b)                    The Holder shall deliver to Company a Notice of Conversion (in the form attached hereto as Exhibit “A”) to exercise Holder’s conversion rights hereunder.

(c)                    Upon the occurrence of the event specified in Section 4(b) above, this Note shall be converted into said Common Stock; provided, however, that the Company shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion of this Note (“Conversion Shares”) unless the original of this Note is delivered to the Company, or Holder notifies the Company in writing that such original of this Note has been lost, stolen or destroyed, and Holder executes an agreement satisfactory to the Company to, among other things, indemnify the Company from any loss incurred by the Company in connection with such original of this Note. Upon surrender by Holder to the Company of the original of this Note at the office of the Company, there shall be issued and delivered to Holder promptly a certificate or certificates for the applicable number of Conversion Shares on the date on which such conversion is deemed to have occurred. Conversion calculations pursuant to this Section shall be rounded to the nearest whole share of Common Stock, and no fractional shares shall be issuable by the Company upon conversion of this Note.

(d)                Company shall cause a treasury order to be delivered to Company’s Transfer Agent within no later than three (3) business days after Holder’s delivery of its Notice of Conversion to Company. Any delay by Company shall result in a charge of one percent (1%) of the total amount of the Principal and Interest stated in the Notice of Conversion, and such charge shall be paid to Holder in lawful money or added to the conversion being exercised, at the election of Holder. Conversion of this Note shall be deemed payment in full of this Note and this Note shall thereupon be cancelled.

(e)                In no event shall either Party convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of Maker subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of common stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Holder and its affiliates of more than 9.9% of the outstanding shares of common stock of the Company.

4.                    No Waiver in Certain Circumstances. No course of dealing of Holder nor any failure or delay by Holder to exercise any right, power or privilege under this Note shall operate as a waiver hereunder and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder.

5.                    Certain Waivers by the Company. Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance,

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performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holders, if any, and to the addition or release of any other party or person primarily or secondarily liable.

6.                    Time is of the essence. This Note shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. This Note shall be governed by the laws of the State of California

IN WITNESS WHEREOF, the undersigned have caused this Convertible Promissory Note to be executed and delivered by a duly authorized officer as of the date first above written.

IMPERALIS HOLDING CORP. (“Company”)

By:	/s/ Vincent Andreula
Vincent Andreula, CEO

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert $ _______________of the principal and/or interest amount of the included Debenture into ________________Shares of Common Stock of Imperalis Holding Corp. according to the conditions hereof, as of the date written below.

Date of Conversion* _________________________________________________

Conversion Price * ___________________________________________________

AccruedInterest _____________________________________________________

Signature __________________________________________________________

[Name]

Address: ___________________________________________________________

__________________________________________________________________

*If such conversion represents the remaining principal balance of the Debenture, the original Debenture must accompany this notice within three Trading Days.

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